UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant þ Filed by a Party other than the Registrant ¨ Check the appropriate box:
¨ Preliminary Proxy Statement
¨ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
¨ Definitive Proxy Statement
þ Definitive Additional Materials
¨ Soliciting Material Pursuant to Section 240.14a-12

Texas Industries, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

þ No fee required.
¨ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange
Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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¨ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:
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The following e-mail was sent to Texas Industries employees on September 14, 2009.

September 14, 2009

TO ALL TXI EMPLOYEES:

Many of you have received proxy materials related to the upcoming shareholder’s meeting to be held on October 22 – both from TXI and from Shamrock Activist Value Fund. The TXI Board Members who are up for reelection – Gordon Forward, Keith Hughes and Hank Mauz – are part of a strong, independent board that has always made the interests of all shareholders their priority. Shamrock, who has been an investor in TXI for less than twelve months, is running a slate of three directors to replace Gordon, Keith and Hank.

Your vote in this year’s election is very important in helping to reelect TXI’s nominees.

I encourage you to VOTE FOR TXI MANAGEMENT’S NOMINEES – Gordon Forward, Keith Hughes, and Hank Mauz – using materials sent to you by TXI.

PLEASE DO NOT VOTE SHAMROCK’S PROXY CARD, even as a vote of protest against Shamrock. Voting Shamrock’s proxy – even as a protest against Shamrock – could nullify your vote for TXI’s directors.

If you have any questions at all about how to register your vote, please call our proxy solicitation firm, Morrow & Co., LLC (toll-free) at (800) 449-0910.

Thanks for your support, Ken Allen Chief Financial Officer